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                                                                     EXHIBIT 5.1

                      [LETTERHEAD OF KELLEY DRYE & WARREN LLP]

                                          October 15, 1999

Viatel, Inc.
685 Third Avenue
New York, New York 10017

    Re: Registration Statement on Form S-4
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Ladies and Gentlemen:

    We have acted as counsel to Viatel, Inc., a Delaware corporation ("Viatel"), in connection with the preparation and filing of a Registration Statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration by Viatel of shares (the "Shares") to be issued in connection with the merger of Viatel Acquisition Corp., a Delaware corporation, with and into Destia Communications, Inc., a Delaware corporation ("Destia"), pursuant to the terms of the Agreement and Plan of Merger, dated as of August 27, 1999, by and among Viatel, Viatel Acquisition Corp. and Destia (the "Merger Agreement").

    In connection with this opinion, we have examined and relied upon copies certified or otherwise identified to our satisfaction of: (i) the Registration Statement, and each amendment thereto through the date hereof, together with the exhibits and schedules thereto, in the form filed with the Commission; (ii) Viatel's Certificate of Incorporation and By-laws, each as amended to date; and
(iii) the minute books and other records of corporate proceedings of Viatel through the date hereof, as made available to us by officers of Viatel. In addition, we have conducted such other investigations and have reviewed such matters of law and fact as we have deemed necessary or appropriate for the purpose of rendering this opinion.

    In rendering this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of all signatures on all documents examined by us, the authority of such persons signing on behalf of parties thereto other than Viatel, as the case may be, and the due authorization, execution and delivery of all documents by the parties thereto other than Viatel. As to certain factual matters material to the opinion expressed herein, we have relied, to the extent we deemed proper, upon representations, warranties and statements as to factual matters of officers and other representatives of Viatel. In addition, in rendering this opinion we have assumed that at the time of issuance of any of the Shares (i) the Registration Statement, as then amended, will be effective under the Securities Act, (ii) the common stockholders of Destia will have approved and adopted the Merger Agreement, (iii) the common stockholders of Viatel will have approved and adopted the Merger Agreement, including the issuance of shares of Viatel common stock as contemplated in the Merger Agreement and (iv) the transactions contemplated by the Merger Agreement are consummated in accordance with the terms of the Merger Agreement.

    Our opinion expressed below is subject to the qualification that we express no opinion as to any law of any jurisdiction other than the law of the State of Connecticut, the corporate law of the State of Delaware and the federal laws of the United States of America. Without limiting the foregoing, we express no opinion with respect to the applicability thereto or effect of municipal laws or the rules, regulations or orders of any municipal agencies within any such state.
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October 15, 1999
Viatel, Inc.
Page 2

    Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, it is our opinion that the Shares have been duly authorized and, when issued and delivered in accordance with the terms and conditions of the Merger Agreement, will be validly issued, fully paid and non-assessable.

    This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of Connecticut, the corporate law of the State of Delaware or the federal laws of the United States of America be changed by legislative action, judicial decision or otherwise.

    We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm in the joint proxy statement/prospectus included therein under the caption "Legal Matters." In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

    This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

                                          Very truly yours,

                                          /S/ KELLEY DRYE & WARREN LLP

                                          KELLEY DRYE & WARREN LLP